EXHIBIT 32.2

CERTIFICATION OF PRINCIPAL FINANCIAL OFFICER

Pursuant to 18 U.S.C. § 1350, as created by Section 906 of the Sarbanes-Oxley Act of 2002, the undersigned officer of Health Care Property Investors, Inc., a Maryland corporation (the “Company”), hereby certifies, to his knowledge, that:

(i) the accompanying annual report on Form 10-K of the Company for the period ended December 31, 2006 (the “Report”) fully complies with the requirements of Section 13(a) or Section 15(d), as applicable, of the Securities Exchange Act of 1934, as amended; and

(ii) the information contained in the report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Dated: February 12, 2007	/s/ MARK A. WALLACE
Mark A. Wallace
Executive Vice President –
Chief Financial Officer and Treasurer
(Principal Financial Officer)

A signed original of this written statement required by Section 906 has been provided to Health Care Property Investors, Inc. and will be retained by Health Care Property Investors, Inc. and furnished to the Securities and Exchange Commission or its staff upon request.